Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of EPL Oil & Gas, Inc. of our report dated March 30, 2012 relating to the financial statements of Hilcorp Energy GOM, LLC, which appears in EPL Oil & Gas, Inc.’s Current Report on Form 8-K dated October 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

May 9, 2013